Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Network-1 Technologies, Inc.

Corey M. Horowitz, Chairman and CEO

(917) 692-0000

NETWORK-1 REPORTS 2023 YEAR-END FINANCIAL RESULTS

New Canaan, Connecticut– March 8, 2024 - Network-1 Technologies, Inc. (NYSE American: NTIP) (“Network-1”), a company engaged in acquiring, developing, licensing, and monetizing intellectual property, today announced financial results for the year ended December 31, 2023.

Network-1 had revenue of $2,601,000 for the year ended December 31, 2023 as compared to no revenue in the year ended December 31, 2022. Revenue realized in 2023 was from settlement agreements in litigations related to Network-1’s Remote Power Patent. Network-1 incurred increases in operating expenses of $933,000 in 2023 compared to 2022, primarily due to increases in costs of revenue of $874,000 related to contingent legal fees and incentive bonus compensation in connection with the litigation settlements.

Interest and dividend income for 2023 was $1,868,000 as compared to interest and dividend income of $1,020,000 for 2022. The increase in interest and dividend income of $848,000 for 2023 was primarily due to higher yielding fixed income investments due to generally higher interest rates during 2023. In addition, for 2023, Network-1 recorded realized and unrealized gains on marketable securities of $525,000 as compared to realized and unrealized losses on marketable securities of $1,351,000 in 2022. The improvement in unrealized and realized gains in 2023 was primarily due to the more favorable interest rate environment for fixed income securities in 2023 as compared to 2022.

Network-1 reported a net loss of $1,457,000 or $0.06 per share basic and diluted for the year ended December 31, 2023 compared to a net loss of $2,326,000 or $0.10 per share on a basic and diluted basis for the year ended December 31, 2022.

At December 31, 2023, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $45,467,000 and working capital of $44,850,000. Management believes that based on Network-1’s current cash, cash equivalents and marketable securities positions, Network-1 will have sufficient liquidity to fund its operations for the foreseeable future.

On June 14, 2023, Network-1’s Board of Directors authorized an extension and increase of Network-1’s Share Repurchase Program to repurchase up to $5,000,000 of shares of its common stock over the subsequent 24-month period. During the year ended December 31, 2023, Network-1 repurchased an aggregate of 428,132 shares of its common stock pursuant to its Share Repurchase Program at a cost of approximately $955,000 or an average price per share of $2.23. Since inception of its Share Repurchase Program (August 2011) to December 31, 2023, Network-1 repurchased an aggregate of 9,532,982 shares of its common stock at a cost of approximately $18,713,000 (exclusive of commissions) or an average per share price of $1.94.

Network-1’s dividend policy consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which have been paid in March and September of each year. In 2023 and March 2024, Network-1 continued to declare and pay dividends consistent with its dividend policy. Network-1’s dividend policy undergoes a periodic review by its Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns one hundred (100) U.S. patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems, the identification of media content and high frequency trading. Network-1’s current strategy includes continuing to pursue licensing opportunities for its intellectual property. Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $188,000,000 from May 2007 through December 31, 2023. Network-1 has achieved licensing and other revenue of $47,150,000 through December 31, 2023 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 8, 2024 including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s Cox Patent Portfolio and Remote Power Patent, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgment of non-infringement dismissing Network-1’s litigation against Meta Platforms, Inc.( formerly Facebook), the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and additional revenue and profit from its Remote Power Patent and Mirror Worlds Patent Portfolio as well as a successful outcome on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the increasing development of artificial intelligence could materially impact Network-1’s business, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s statements of operations and comprehensive loss and balance sheet are attached.

For additional details regarding the above referenced highlights, please see Network-1’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024.

NETWORK-1 TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2023	2022
REVENUE	$2,601,000	$—

OPERATING EXPENSES:
Costs of revenue	874,000	—
Professional fees and related costs	807,000	809,000
General and administrative	2,889,000	2,778,000
Amortization of patents	266,000	316,000

TOTAL OPERATING EXPENSES	4,836,000	3,903,000

OPERATING LOSS	(2,235,000)	(3,903,000)

OTHER INCOME
Interest and dividend income, net	1,868,000	1,020,000
Gain on conversion of note	—	271,000
Gain on equity method investment	—	3,883,000
Net realized and unrealized gain (loss) on marketable securities	525,000	(1,351,000)
Total other income, net	2,393,000	3,823,000

INCOME (LOSS) BEFORE INCOME TAXES AND SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	158,000	(80,000)

INCOME TAXES PROVISION:
Current	11,000	—
Deferred taxes, net	(399,000)	607,000
Total income taxes (benefit) expense	(388,000)	607,000

INCOME (LOSS) BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE:	546,000	(687,000)

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(2,003,000)	(1,639,000)

NET LOSS	$(1,457,000)	$(2,326,000)

Net Loss Per Share:
Basic	$(0.06)	$(0.10)
Diluted	$(0.06)	$(0.10)

Weighted average common shares outstanding:
Basic	23,791,287	23,825,917
Diluted	23,791,287	23,825,917

Cash dividends declared per share	$0.10	$0.10

NET LOSS	$(1,457,000)	$(2,326,000)

OTHER COMPREHENSIVE INCOME (LOSS)
Net unrealized holding gain (loss) on corporate bonds and notes arising during the year, net of tax	14,000	(2,000)

COMPREHENSIVE LOSS	$(1,443,000)	$(2,328,000)

NETWORK-1 TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$16,896,000	$13,448,000
Marketable securities, at fair value	28,571,000	34,991,000
Prepaid taxes	—	177,000
Other current assets	206,000	348,000

Total Current Assets	45,673,000	48,964,000

OTHER ASSETS:
Patents, net of accumulated amortization	1,326,000	1,592,000
Equity investment	5,249,000	7,252,000
Operating leases right of use asset	16,000	161,000
Security deposits	13,000	—

Total Other Assets	6,604,000	9,005,000

TOTAL ASSETS	$52,277,000	$57,969,000

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable	$125,000	$507,000
Income taxes payable	—	115,000
Accrued payroll	378,000	317,000
Other accrued expenses	297,000	587,000
Operating lease obligations, current	23,000	79,000

Total Current Liabilities	823,000	1,605,000

LONG TERM LIABILITIES:
Deferred tax liability	762,000	1,161,000
Operating lease obligation, non-current	—	94,000

TOTAL LIABILITIES	$1,585,000	$2,860,000

COMMITMENTS AND CONTINGENCIES (See Note I)

STOCKHOLDERS' EQUITY

Preferred stock, $0.01 par value; authorized 10,000,000 shares; none issued and outstanding at December 31, 2023 and December 31, 2022	$—	$—

Common stock, $0.01 par value; authorized 50,000,000 shares; 23,553,908 and 23,863,639 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	235,000	239,000

Additional paid-in capital	67,446,000	66,939,000
Accumulated deficit	(16,989,000)	(12,055,000)
Accumulated other comprehensive loss	—	(14,000)

TOTAL STOCKHOLDERS’ EQUITY	50,692,000	55,109,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,277,000	$57,969,000